UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                                 Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Belo Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This filing consists of a letter dated September 12, 2013, which Belo Corp. sent to certain of its shareholders.

September 12, 2013

Dear Shareholder:

We previously mailed you proxy materials for the Special Meeting of Shareholders of Belo Corp. to be held on September 25, 2013.

According to our latest records your vote has not yet been received. The Special Meeting is now only a short time away. It is important that you vote today by following the Internet or telephone voting instructions on the enclosed Proxy Card. Or, you may vote, sign, date, and return the enclosed Proxy Card promptly to ensure that your shares will be voted at the meeting in accordance with your desires.

Your Board of Directors recommends that you vote FOR all proposals.

Please note that if you do not vote on the adoption of the merger agreement with Gannett Co., Inc. then the effect will be the same as a vote “against” the adoption of that merger agreement.

If you hold your shares in the name of a brokerage firm then your broker cannot vote your shares on the meeting proposals unless the broker receives your specific instructions. If two Proxy Cards are received from you then the card bearing the later date will be counted, as it automatically revokes all prior proxies.

If you have any questions regarding voting then please call our proxy solicitor, Morrow & Co., LLC, toll-free at (800) 662-5200.

Thank you for your cooperation and continued support.

Sincerely,

Dunia A. Shive President and Chief Executive Officer

Important Additional Information and Where to Find It

In connection with the proposed merger, Belo filed, on August 21, 2013, a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) and began mailing the definitive proxy statement to its shareholders on or about August 21, 2013. Shareholders of Belo are urged to read the definitive proxy statement and other relevant materials filed with the SEC because they contain important information about Belo, Gannett, the proposed merger and related matters. SHAREHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER. The definitive proxy statement and other relevant materials (when available), and any and all documents filed by Belo with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Belo by directing a written request to Belo, Attention: Corporate Secretary, 400 S. Record Street, Dallas, TX 75202.

This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Belo. Belo, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Belo in connection with the proposed merger. Information about those executive officers and directors of Belo and their ownership of Belo common stock is set forth in the Belo proxy statement for its 2013 Annual Meeting of Shareholders, which was filed with the SEC on March 22, 2013, and its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on March 6, 2013. These documents may be obtained for free at the SEC’s website at www.sec.gov, and from Belo by contacting Belo, Attention: Corporate Secretary, 400 S. Record Street, Dallas, TX 75202. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger is included in the definitive proxy statement that Belo has filed with the SEC.